UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 6, 2015

HEARTWARE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34256	26-3636023
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Old Connecticut Path

Framingham, MA 01701

(Address of principal executive offices)

Registrant’s telephone number, including area code:

508.739.0950

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Exchange and Subscription Agreements

On May 6, 2015, HeartWare International, Inc. (the “Company”) entered into privately-negotiated exchange/subscription agreements (the “Exchange/Subscription Agreements”) with certain holders (the “Participating Holders”) of the Company’s outstanding 3.50% Convertible Senior Notes due 2017 (the “Old Notes”). Pursuant to the terms of these Exchange/Subscription Agreements, the Company will exchange Old Notes in an aggregate principal amount of $68 million (which represents approximately 47% of the aggregate outstanding principal amount of the Old Notes) for (i) $79 million aggregate principal amount of the Company’s new 1.75% Convertible Senior Notes due 2021 (the “New Notes”) (an exchange ratio equal to approximately 1.16 New Notes per exchanged Old Note) (subject to rounding down to the nearest $1,000 principal amount of New Notes, the difference being referred to herein as the “Rounded Amount”) plus, (ii) for each $1,000 principal amount of Old Notes validly submitted for exchange pursuant to an Exchange/Subscription Agreement, an amount of cash equal to the accrued and unpaid interest, if any, on such $1,000 principal amount of Old Notes from December 15, 2014 to, but excluding, the settlement date and the Rounded Amount. Upon completion of this exchange, approximately $76 million aggregate principal amount of Old Notes will remain outstanding and will be due and payable in full by the Company on December 15, 2017.

On May 6, 2015, the Company also agreed in privately-negotiated Exchange/Subscription Agreements with certain Participating Holders and certain persons who are both accredited investors (within the meaning of Rule 501 promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and qualified institutional buyers (as defined in Rule 144A under the Securities Act) (the “Qualified Investors”) to issue and sell an additional $69 million aggregate principal amount of New Notes, at a purchase price payable in cash equal to 95.22% of the purchased principal amount.

The New Notes will mature on December 15, 2021 and will bear interest at a rate of 1.75% per year, payable semiannually in arrears on June 15 and December 15 of each year, beginning on December 15, 2015.

The Company currently expects the settlement of the transactions contemplated by the Exchange/Subscription Agreements to occur on May 13, 2015, subject to the satisfaction of customary closing conditions.

The foregoing description of the Exchange/Subscription Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Exchange/Subscription Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Indenture and Second Supplemental Indenture

The New Notes are being issued under a base indenture dated as of December 15, 2010 between the Company and Wilmington Trust, National Association, as successor by merger with Wilmington Trust FSB, as trustee, as supplemented by a second supplemental indenture with respect to the New Notes to be dated as of May 13, 2015. A copy of the base indenture was filed by the Company as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated December 15, 2010 and a copy of the second supplemental indenture will be filed by the Company as an exhibit to a Current Report on Form 8-K following the settlement of the transactions contemplated by the Exchange/Subscription Agreements described above.

Item 3.02	Unregistered Sales of Equity Securities.

On May 6, 2015, the Company entered into the Exchange/Subscription Agreements pursuant to which the Company will, subject to the satisfaction of customary closing conditions, issue $148 million aggregate principal amount of New Notes to the Participating Holders and the Qualified Investors. The New Notes were offered, and will be sold, pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company will not receive any proceeds from the exchange of Old Notes for New Notes. The proceeds to the Company from the sale of New Notes, net of discount, will be approximately $66 million, before deducting fees and estimated offering expenses payable by the Company.

Holders of the New Notes may convert their New Notes at their option at any time prior to the close of business on the business day immediately preceding June 15, 2021 only under certain limited circumstances. On or after June 15, 2021, until the close of business on the scheduled trading day immediately preceding the maturity date, holders may convert their New Notes at any time, regardless of the circumstances. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, at its election.

The initial conversion rate for the New Notes is 10 shares of the Company’s common stock per $1,000 principal amount of New Notes (equivalent to an initial conversion price of approximately $100.00 per share of the Company’s common stock). The initial conversion price represents a 30.5% premium over the closing sale price of the Company’s common stock on May 6, 2015. If the Company satisfies its conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of the Company’s common stock, the amount of cash, if any, and number of shares of the Company’s common stock, if any, due upon conversion will be calculated on a proportionate basis based on daily conversion values over a 40 trading day observation period. The initial conversion rate described above is subject to adjustment if certain events occur.

If the Company undergoes a fundamental change (as defined in the indenture), holders of New Notes may require the Company to repurchase for cash all or part of their New Notes at a repurchase price equal to 100% of the principal amount of the New Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Company may not redeem the New Notes prior to June 19, 2019. On or after June 19, 2019, the Company may redeem for cash all or part of the New Notes if the last reported sale price per share of the Company’s common stock for at least 20 trading days during the period of 30 consecutive trading days ending on the trading day immediately preceding the date on which the Company provides the notice of redemption exceeds 130% of the applicable conversion price for the New Notes on each applicable trading day. The redemption price for the New Notes will equal 100% of the principal amount of the New Notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Additional information about the exchange of Old Notes for New Notes is contained in Item 1.01 of this Current Report on Form 8-K and incorporated herein by reference.

The New Notes, and any shares of the Company’s common stock issuable upon conversion of the New Notes, have not been and will not be registered under the Securities Act, or any state securities law. The Company does not intend to file a shelf registration statement for resale of the New Notes, or the shares of the Company’s common stock, if any, issuable upon conversion thereof.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 8.01	Other Events.

On May 7, 2015, the Company issued a news release announcing the exchange and sale of New Notes and its entry into the Exchange/Subscription Agreements. A copy of the news release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Exchange/Subscription Agreement.

99.1	News Release issued by HeartWare International, Inc. dated May 7, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HeartWare International, Inc.

Date: May 7, 2015	By:	/s/ Lawrence J. Knopf
	Name:	Lawrence J. Knopf
	Title:	Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Form of Exchange/Subscription Agreement.

99.1	News Release issued by HeartWare International, Inc. dated May 7, 2015.